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                                                                    EXHIBIT 23.5

     I hereby consent to all references to me as a nominated director in the Registration Statement of Intra-Asia Entertainment Corporation and the Prospectus constituting a part thereof and hereby consent to serving as a director of Intra-Asia Entertainment Corporation effective upon the closing of the offering described in the Registration Statement.



                                                       /s/ Nabil N. El-Hage
                                                --------------------------------
                                                           Nabil N. El-Hage


Date:  11/30/2001
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